ABRAXAS PETROLEUM CORPORATION
                            www.abraxaspetroleum.com
           500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232
                Office: 210.490.4788 Exec/Acctg Fax: 210.490.8816

                                  NEWS RELEASE

         Abraxas Reports Fourth Quarter and Full Year 2005 Results with
           Three Consecutive Quarters of Production and Revenue Growth

SAN ANTONIO (March 6, 2006) - Abraxas Petroleum Corporation (AMEX:ABP) today reported financial and operating results for the quarter and twelve months ended December 31, 2005 and provided an operational update.

Production of 1.8 Bcfe for the fourth  quarter of 2005  generated:

         o Revenue of $17.0 million, a 20% increase over Q3 2005;
         o EBITDA (a) of $11.0 million, a 10% increase over Q3 2005; and
         o Cash flow (a) of $7.2 million, a 14% increase over Q3 2005.

Production of 6.1 Bcfe for the year generated:

         o Revenue of $48.6 million, a 44% increase over 2004;
         o EBITDA (a) of $31.3 million, a 60% increase over 2004; and
         o Cash flow (a) of $17.3 million, a 71% increase over 2004.

         (a) see reconciliation of non-GAAP financial measures below.

Net income in 2005, from continuing operations, of $6.3 million (or $0.16 per share) compares to a net loss in 2004 of $9.6 million (or $0.26 per share), from continuing operations, excluding the income tax benefit in 2004 of $6.1 million related to the Grey Wolf IPO and the $12.6 million gain on debt redemption booked as a result of the refinancing completed in October of 2004. Net income in 2005, including discontinued operations, of $16.9 million (or $0.43 per share) compares to net income in 2004 of $12.4 million (or $0.34 per share), including discontinued operations.

Continuing operations represent financial and operating results from operations in the U.S. only as all of Grey Wolf Exploration Inc.'s ("Grey Wolf") historical performance and results from the sale of Grey Wolf shares owned by Abraxas in its initial public offering ("IPO") that closed on February 28, 2005, are treated as discontinued operations. Abraxas currently owns less than 1% of the outstanding capital stock of Grey Wolf.

As previously announced, the Company adopted the fair value method of accounting for stock-based compensation under Statement of Financial Accounting Standards No. 123, as revised ("SFAS 123R"), during the fourth quarter of 2005. This adoption resulted in the reversal of $9.7 million of previously booked stock-based compensation expense under historical accounting methods and the incurrence of an expense of $587,000 to account for the adoption of SFAS 123R for the years 2003, 2004 and 2005. The positive impact to net income is, $7.1 million in the fourth quarter of 2005 (which offset a $7.3 million expense incurred during the first three quarters of 2005), $1.2 million in 2004 and $878,000 in 2003. As SFAS 123R permits for comparative purposes, the Company has retrospectively presented the financial statements for 2003 and 2004.

"As 2004 was a year of preparation for an expanded capital expenditure budget and a stronger balance sheet, 2005 was a year of increasing production and revenue. For three consecutive quarters, we have increased production and combined with higher commodity prices, increased revenue over 115% since the first quarter of 2005. These consecutive production increases are a testament to the quality of our asset base and the ability of our technical team to execute when given the capability to spend capital dollars," commented Bob Watson, Abraxas' President and CEO.

The Company has adjusted its previously issued 2006 guidance for depreciation, depletion and amortization (D/D/A) from $1.30 per Mcfe to $1.50 per Mcfe as a result of the December 31, 2005 reserve report prepared by DeGolyer and MacNaughton, which reflects the increase in future estimated drilling costs for proved undeveloped reserves that has occurred across the industry during the past year.

Operations
In the Oates SW Field of West Texas, the Company's workover rig continues to clean out the vertical section on a Devonian re-entry well, which after reaching approximately 12,500', the Company plans to drill horizontally. The Company plans to continue development of the Oates SW Field throughout 2006, targeting the shallower Wolfcamp, Atoka and Woodford formations in addition to the deeper Devonian.

In the multi-well re-completion program elsewhere in the Delaware Basin of West Texas, the Company is currently recovering completion fluid from two wells that were fracture stimulated in the Atoka formation while a third well, which was re-completed to the Wolfcamp formation, is flowing significant amounts of oil and gas. The Company plans to re-complete or fracture stimulate four to six additional wells in this program during 2006.

In the Sharon Ridge Field located in Scurry County, Texas, the Company has begun drilling a shallow well targeting the Clear Fork formation at a depth of 3,500'. The Company plans to drill one additional in-fill well in this field in 2006.

In Brooks Draw, Wyoming, production testing continues on the four wells drilled in late 2005. Since the beginning of 2006, one additional formation has been perforated and awaits fracture stimulation and a previously completed formation has been re-stimulated. The Company plans to complete additional zones as service equipment becomes available. As previously announced, once all of the formations are completed and tested individually, they will be commingled and an ultimate sustained rate of production can be obtained. The Company plans to drill several more wells in Wyoming during the second half of 2006.

The Company's current net production is approximately 22 MMcfepd.

"Operationally, we are very optimistic as the multi-well re-completion program in West Texas has begun to bear some results. Given that we have a workover rig under contract, this program should provide us with steady production growth at an attractive finding cost. Initial results in Wyoming continue to be encouraging even though we have been hampered by adverse weather conditions and limited by the availability of service equipment. As we have stated before, rig (and other service equipment) availability will largely dictate where we will focus our drilling efforts in 2006. Nonetheless, we have numerous projects that can be completed utilizing the workover rigs we currently have under contract or our own workover rigs," commented Bob Watson, Abraxas' President and CEO.

Abraxas invites you to participate in a conference call on Monday, March 6th, at 2:00 p.m. CT to discuss the contents of this release and respond to questions. Please dial 1.866.761.0749, passcode 36919804, 10 minutes before the scheduled start time, if you would like to participate in the call. There will be a replay of the conference call available by dialing 1.888.286.8010, passcode 66286182, beginning approximately 4:00 p.m. CT, March 6th, through March 20th. A transcript of the call will also be available on the Company's website, www.abraxaspetroleum.com, at the Event Calendar for this event, approximately 24 hours after the conclusion of the call.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploitation and production company with operations in Texas and Wyoming.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas' actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for natural gas and crude oil. In addition, Abraxas' future natural gas and crude oil production is highly dependent upon Abraxas' level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas' control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas' filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/Director of Corporate Development
Direct Telephone 210.757.9835
Main Telephone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com


                          ABRAXAS PETROLEUM CORPORATION
                          QUARTER AND YEAR-END RESULTS

                                                          Three Months Ended                   Twelve Months Ended
(In thousands except per share data)                         December 31,                         December 31,
                                                   ----------------------------------     ------------------------------
                                                       2005                2004               2005             2004
                                                   --------------      --------------     --------------   -------------

Financial Results:
-----------------------------------------------
Revenues                                           $      17,012       $       9,153      $      48,625     $    33,854
EBITDA (a)                                                11,017               5,706             31,265          19,490
Cash Flow (Before Working Capital Changes) (a)
                                                           7,223               2,147             17,275          10,099
Net Income from continuing operations                     10,734 (b)          17,198 (c)          6,271           9,037 (c)
Income Per Share from continuing operations -
    Basic                                          $        0.26       $        0.47      $        0.16     $      0.25
Weighted Average Shares Outstanding                         42.0                36.3               39.4            36.2
      (Millions)

Production Per Day:
-----------------------------------------------
Crude Oil (Bbl/d)                                            534                 595                533             602
NGL (Bbl/d)                                                    -                  24                  -              24
Natural Gas (Mcf/d)                                       16,469              11,100             13,541          12,030
Mcfe/d                                                    19,676              14,815             16,736          15,789

Realized Prices (net of hedge impact):
-----------------------------------------------
Crude Oil ($/Bbl)                                  $       57.18       $       46.81      $       53.27     $     40.12
NGL ($/Bbl)                                                    -               31.27                  -           26.32
Natural Gas ($/Mcf)                                         9.12                6.14               7.48            5.45
Price per Mcfe                                              9.18                6.53               7.75            5.72

Expenses:
-----------------------------------------------
Lease Operating ($/Mcfe)                           $        1.82       $        1.36      $        1.82     $      1.48
General & Administrative ($/Mcfe)                           1.39                1.00               0.90            0.89
Interest ($/Mcfe)                                           2.07                3.26               2.29            3.09
D/D/A ($/Mcfe)                                              1.82                1.33               1.46            1.25
-----------------------------------------------

     (a) See reconciliation of non-GAAP financial measures below
     (b) Includes $7.1 million in positive net income related to the adoption of SFAS 123R
     (c) Includes $6.1 million non-cash tax benefit related to the Grey Wolf IPO completed in 2005 and $12.6 million gain on debt redemption booked as a result of the refinancing completed in October of 2004
     Note: The above results exclude impact from Grey Wolf Exploration Inc.

                               BALANCE SHEET DATA

       (In thousands)                                  December 31, 2005            December 31, 2004
                                                    ------------------------      -----------------------

       Cash                                              $               42          $             1,284
       Working Capital (Deficit) (c)                                (4,880)                      (4,592)
       Plant/Property/Equipment, Net                                105,248                       78,812
       Total Assets                                                 121,866                      152,685

       Long-Term Debt                                               129,527                      126,425
       Stockholders' Equity (Deficit)                              (23,701)                     (53,464)
       Common Shares Outstanding (Millions)                            42.0                         36.5
     (c) Continuing operations only



                      CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)                                   Year Ended December 31,
                                                     ------------------------------------------------------------
                                                              2005                 2004               2003
                                                     --------------------- ------------------- ------------------

Revenues:
   Oil and gas production revenues ................      $         47,314      $       33,073     $       29,710
   Rig revenues ...................................                 1,295                 771                663
   Other  .........................................                    16                  10                  7
                                                     --------------------- ------------------- ------------------
                                                                   48,625              33,854             30,380
Operating costs and expenses:
   Lease operating and production taxes ...........                11,094               8,567              8,342
   Depreciation, depletion, and amortization ......                 8,914               7,213              7,608
   Rig operations .................................                   756                 671                609
   General and administrative .....................                 5,510               5,126              3,995
   Stock-based compensation........................                   247                 112                228
                                                     --------------------- ------------------- ------------------
                                                                   26,521              21,689             20,782
                                                     --------------------- ------------------- ------------------
Operating income ..................................                22,104              12,165              9,598

Other (income) expense:
   Interest income ................................                  (19)                (10)               (30)
   Amortization of deferred financing fees ........                 1,589               1,848              1,630
   Interest expense ...............................                13,989              17,867             16,323
   Financing costs ................................                     -               1,657              4,406
   Gain on debt redemption ........................                     -            (12,561)                  -
   Other ..........................................                   274                 387                100
                                                     --------------------- ------------------- ------------------
                                                                   15,833               9,188             22,429
                                                     --------------------- ------------------- ------------------
Income (loss) from continuing operations before
   cumulative effect of accounting change .........                 6,271               2,977           (12,831)
Cumulative effect of accounting change ............                     -                   -                395
                                                     --------------------- ------------------- ------------------
Net income (loss) from continuing operations
     before income tax ............................                 6,271               2,977           (13,226)
                                                     --------------------- ------------------- ------------------
Deferred income tax benefit .......................                     -             (6,060)                  -
                                                     --------------------- ------------------- ------------------
Income (loss) from continuing operations ..........                 6,271               9,037           (13,226)
Net income from discontinued operations ...........                10,656               3,323             70,024
                                                     --------------------- ------------------- ------------------
Net income .....................................         $         16,927      $       12,360     $       56,798
                                                     ===================== =================== ==================

Basic earnings (loss) per common share:
   Net earnings (loss) from continuing                   $           0.16      $         0.25     $        (0.36)
   operations...................................
   Discontinued operations .....................                     0.27                0.09               1.98
   Cumulative effect of accounting change ......                        -                   -              (0.01)
                                                     --------------------- ------------------- ------------------
Net income (loss) per common share - basic .....         $           0.43      $         0.34     $         1.61
                                                     ===================== =================== ==================

Diluted earnings (loss) per common share:
   Net earnings (loss) from continuing                   $           0.15      $         0.23     $       (0.36)
   operations...................................
   Discontinued operations .....................                     0.26                0.09               1.98
   Cumulative effect of accounting change ......                        -                   -              (0.01)
                                                    --------------------- ------------------- ------------------
Net income (loss) per common share  - diluted...         $           0.41      $         0.32     $         1.61
                                                     ===================== =================== ==================




                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES


To fully assess Abraxas' operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. Cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. As cash flow and EBITDA exclude some, but not all, items that affect net income and may vary among companies, the cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income (loss) calculated in accordance with GAAP is the most directly comparable measure to cash flow and EBITDA; therefore, operating income (loss) is utilized as the starting point for these reconciliations.


Cash flow is defined as operating income (loss) plus depletion, depreciation and amortization expenses, non-cash expenses, cash gains (losses) on the settlement of non-hedge derivatives and cash portion of other income (expense) and cash interest. The following table provides a reconciliation of cash flow to operating income (loss) for the periods presented.

(In thousands)                                    Three Months Ended                   Twelve Months Ended
                                                     December 31,                         December 31,
                                           ----------------------------------    --------------------------------
                                                 2005               2004              2005              2004
                                           ----------------    --------------    -------------    ---------------

Operating income (loss)                      $      14,809     $       3,885     $     22,104     $       12,165
Depletion, depreciation and amortization             3,292             1,811            8,914              7,213
Stock-based compensation                            (7,084)               10              247                112
Financing costs                                         -                (16)              -              (1,657)
Cash portion of other expense                           -               (126)             (39)              (126)
Cash interest                                       (3,794)           (3,417)         (13,951)            (7,608)
-----------------------------------------------------------------------------------------------------------------
Cash Flow                                    $       7,223     $       2,147     $     17,275     $       10,099
-----------------------------------------------------------------------------------------------------------------



EBITDA is defined as net income (loss) plus interest expense, depletion, depreciation and amortization expenses, deferred income taxes and other non-cash items. The following table provides a reconciliation of EBITDA to operating income (loss) for the periods presented - see consolidated statements of operations for a reconciliation of net income (loss) to operating income (loss).


(In thousands)                                    Three Months Ended                   Twelve Months Ended
                                                     December 31,                         December 31,
                                           ----------------------------------    --------------------------------
                                                 2005               2004             2005              2004
                                           -----------------    -------------    -------------    ---------------

Operating income (loss)                     $        14,809     $      3,885     $     22,104      $      12,165
Depletion, depreciation and amortization              3,292            1,811            8,914              7,213
Stock-based compensation                             (7,084)              10              247                112
-----------------------------------------------------------------------------------------------------------------
EBITDA                                      $        11,017     $      5,706     $     31,265      $      19,490
-----------------------------------------------------------------------------------------------------------------

     Note: The above cash flow and EBITDA reconciliations exclude impact from Grey Wolf Exploration Inc.